UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 25, 2018

TRINITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Change in Control Agreement for Joseph M. Martony

On October 25, 2018, Trinity Capital Corporation (the "Company") and Los Alamos National Bank (the "Bank") entered into a Change in Control Agreement (the "Change in Control Agreement") with Mr. Joseph M. Martony, the Bank's Chief Risk Officer, that provides benefits to Mr. Martony in the event of certain terminations of employment within one year following a Change in Control (as defined in the Change in Control Agreement) involving the Company.

The Change in Control Agreement for Mr. Martony generally provides that, if within one year after the date of a Change in Control, the employment of Mr. Martony is terminated without Cause (as defined in the Change in Control Agreement), as a result of a material diminution in his compensation, duties, responsibilities or authority or because he is required to relocate more than 50 miles from Santa Fe County, New Mexico, Mr. Martony will be entitled to receive a single lump sum equal to 1.0 times the sum of his average annual base salary for the three calendar years preceding the date of the termination, plus his average bonus for such three calendar years earned preceding the termination.  The benefits awarded to Mr. Martony pursuant to this Change in Control Agreement supersede and replace the change in control benefits provided to him under that certain Employment Agreement between Mr. Martony and the Bank, dated January 11, 2016 (the "Employment Agreement").

Additionally, upon any such termination, Mr. Martony would be entitled to receive:  (i) earned but unpaid annual base salary for the period ending on the date of the termination, (ii) accrued but unpaid vacation pay, (iii)  unreimbursed business expenses, (iv) eighteen (18) months of health care benefits from the date of the termination, (v) reasonable costs up to $15,000 of any outplacement counselling service, and (vi) reimbursement to the executive officer for any "parachute payment" penalties, if applicable, up to $175,000 with no gross-up.
The foregoing summary of the Change of Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change of Control Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Further, in connection with the entry by the Company, the Bank and Mr. Martony into the Change in Control Agreement and in accordance with the terms of the Employment Agreement, the Company and the Bank gave written notice to Mr. Martony that the Employment Agreement shall not be extended automatically for an additional one year period.  Following the expiration of the Employment Agreement, Mr. Martony will continue to be employed as the Bank's Chief Risk Officer on an "at-will" basis.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(d)	Exhibits

10.1	Change in Control Agreement, dated October 25, 2018, by and between Trinity Capital Corporation and Los Alamos National Bank and Joseph M. Martony.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: October 30, 2018	By:	/s/ John S. Gulas
John S. Gulas President & Chief Executive Officer